 EXHIBIT 6.11

INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made as of the 3rd day of October, 2019

BETWEEN:

ELEGANCE SPIRITS INC., a body corporate duly incorporated under the laws of the state of Delaware, and having an office at 9100 Wilshire Blvd. #362W. Beverly Hills, CA 90212

(hereinafter called the "Company")

AND: OF THE FIRST PART

SAHIL BERI, an individual with an address for service at 1 Doris Hirst Place, West Pennant Hills, NSW, 2125, Australia

(hereinafter called the "Consultant")

OF THE SECOND PART

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide consulting services to the Company related to business development initiatives.

2. The term of this Agreement shall commence on the date hereof and shall continue for a period of six months.

3. The Consultant shall be entitled to receive 500,000 super common shares of the Company as consideration for providing the services hereunder (the "Consideration Shares"). The Company shall issue the Consideration Shares to the Consultant within 10 days of the date hereof.

4. The Consultant shall be eligible to participate in any security compensation plan of the Company, including its stock option plan.

5. The Consultant shall be reimbursed for all reasonable expenses actually and properly incurred as an agent of the Company in connection with the duties hereunder. For all such expenses the Consultant shall furnish to the Company an itemized invoice detailing the expenses incurred, including receipts for such expenses on a monthly basis, and the Company will reimburse the Consultant within 14 days of receipt of the Consultant's invoice for all appropriate invoiced expenses.

6. The Consultant shall not, either during the continuance of this contract or at any time thereafter, disclose the private affairs of the Company or any secrets of the Company to any person other than the directors, officers, employees, agents, servants or consultants of the Company and shall not (either during the continuance of this Agreement or at any time thereafter) use, for the Consultant's own purposes or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company. This obligation of confidentiality shall not apply to the information that is publicly available prior

to the date of this agreement and information that subsequently becomes publicly available other than through the Consultant's breach of this agreement or to any disclosure which may be required by law.

7. The Consultant expressly agrees and represents that the services to be performed by the Consultant pursuant hereto are not in contravention of any non-compete or non-solicitation obligations by which the Consultant is bound.

8. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

9. The Company shall indemnify and save the Consultant harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever the Consultant may suffer as a result of the gross negligence or willful misconduct of the Company or its directors, officers, employees, agents or other consultants in the performance or non-performance of this Agreement. The Consultant shall indemnify and save the Company harmless form and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which the Company and its officers, employees, agents or other consultants may suffer as a result of the gross negligence or willful misconduct of the Consultant in the performance or non-performance of this Agreement.

10. It is expressly agreed, represented and understood that the parties hereto have entered into an arms length independent contract for the rendering of consulting services and that the Consultant is not the employee, agent or servant of the Company. Further, this agreement shall not be deemed to constitute or create any partnership, joint venture, master-servant, employer-employee, principal-agent or any other relationship apart from an independent contractor and contractee relationship. Payments made to the Consultant hereunder shall be made without deduction at source by the Company for the purpose of withholding income tax, unemployment insurance payments or Canada Pension Plan contributions or the like.

11. Any notice in writing required or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the address shown on page 1 hereof. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of the mailing.

12. The provisions of this Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

13. This Agreement embodies the entire understanding and agreement between the parties with respect to the subject matter hereunder and supersedes any prior understandings, negotiations, representations and agreements relating thereto. No other contract, agreement, representation or warranty between the parties hereto relating to the engagement exists.

14. The division of this Agreement into paragraphs is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular paragraph or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to paragraphs are to paragraphs of this Agreement.

15. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

16. This Agreement is being delivered and is intended to be performed in the Province of Ontario and shall be construed and enforced in accordance with, and the rights of both parties shall be governed by, the laws of such Province and the laws of Canada applicable therein. For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in Los Angeles County and the courts of Los Angeles shall have jurisdiction to entertain any action arising under this Agreement. The Company and the Consultant each hereby attorns to the jurisdiction of the courts of the Los Angeles provided that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country.

17. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

18. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument. Counterparts may be executed either in original, faxed or PDF form and the parties adopt any signatures received by a receiving fax machine or PDF copy as original signatures of the parties.

IN WITNESS WHEREOF this Agreement has been executed as of the 3rd day of October, 2019.

ELEGANCE SPIRITS, INC.

Per: ______________________
Authorized Signing Officer

____
Witness

____
SAHIL BERI